EXHIBIT 10.39.2

Agreed Form

The portions of this exhibit marked with “[***]” have been excluded in accordance with Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933 because they are both not material and would like cause competitive harm to the registrant if publicly disclosed.

MANAGEMENT SERVICES AGREEMENT
among

SANMINA CORPORATION

SANMINA-SCI SYSTEMS SINGAPORE PTE LTD

and

SANMINA SCI INDIA PRIVATE LTD

and

RELIANCE STRATEGIC BUSINESS VENTURES LIMITED

Dated [●]

EMEA: 1738378-7

TABLE OF CONTENTS
i

Schedule 1    Notices
ii

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”), dated [●], among Sanmina Corporation, a company incorporated under the laws of the State of Delaware, and having its principal place of business located at 2700 N. 1st Street, San Jose, California, United States of America (“Sanmina Corp”), Sanmina-SCI Systems Singapore PTE LTD, a company incorporated under the laws of Singapore with Company Identification Number 198305350W and having its registered office at 30 Raffles Place #23-01 Oxley @ Raffles Singapore 048622 (“Sanmina Singapore” and together with Sanmina Corp, “Sanmina”), and Sanmina SCI India Private Ltd, a private limited company organized under the Laws of India with Company Identification Number 048391 and having its registered office at Plot No. OZ-1, SIPCOT Hi-Tech SEZ Oragadam Sriperumbudur Taluk, Kancheepuram District, Orgadam Kancheepuram TN 602105, India (the “Company”) and Reliance Strategic Business Ventures Limited, a company incorporated in India under the Act, with Company Identification Number U74999GJ2019PLC108789 and having its registered office at Office-101, Saffron, Nr Centre Point, Panchwati 5 Rasta, Ambawadi, Ahmedabad - 380006 Gujarat – India (“Reliance”, and, together with Sanmina and the Company, the “Parties”).
RECITALS
A.    Reliance and Sanmina have entered into a Joint Venture and Shareholder Agreement as of March 2, 2022 to form a joint venture to engage in a business that is not materially different from the business that the Company is currently engaged in as of the date hereof (the “Business”) which consists of (i) manufacturing in the Territory (as defined herein) electronics equipment similar to and including electronics equipment with application in medical, telecommunications, data center and internet domains and (ii) assembling in the Territory electronic sub-assemblies similar to and including electronic sub-assemblies for systems used in automotive, aviation, power, audio/visual products and infrastructure equipment such as escalators and elevators which, in the case of (i) or (ii), excludes the STIPL Undertaking.
B.    The Parties intend that, pursuant to the terms and subject to the conditions hereof, Sanmina will have the sole right and discretion to make all decisions affecting matters in the Ordinary Course of Business (as defined below) of the Company.
NOW, THEREFORE, in consideration of the foregoing and the warranties and agreements set forth in this Agreement, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Certain Defined Terms. As used in this Agreement, the following terms have the meanings assigned below:
“Act” means the Companies Act, 2013 (and any amendments or modifications thereto) along with all secretarial standards, rules and regulations issued thereunder.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.
“Approvals” means all allocations, awards, approvals, clearances, licenses, permits, consents, orders, permissions, certificates, authorizations, registrations, notifications or any ruling of any Governmental Authority, required under applicable Laws (including (if applicable) approval from the labour commissioner, approval of master plan and building plans, occupation certificates and other relevant approvals from the relevant municipal corporation, public works department and other department of the applicable Governmental Authority);
“Board” means the board of directors of the Company.
“Business” has the meaning assigned in the Recitals and includes any and all additional activities of the Company approved pursuant to Section 3.5(a) of the Shareholders’ Agreement.
“Business Day” means any day other than a (a) Saturday, (b) Sunday, or (c) day on which banking institutions in the cities of Chennai, Mumbai and Delhi in the Republic of India are authorized or required to close.
“Cause” means, with respect to an Officer, such Officer’s (a) death, (b) physical or mental disability that prevents such Officer from performing the essential functions of his or her duties satisfactorily for a period of 180 consecutive days or 180 days in total within any 365 consecutive-day period as determined by the Board in its reasonable discretion and in accordance with applicable Law, (c) act or omission constituting willful misconduct (including a knowing and willful violation of material policies of the Company) or a breach of fiduciary duty, (d) gross negligence or other conduct that, in the reasonable judgment of the Board, is contrary to the interests of the Company (including a repeated failure to perform duties as directed by the Board of the Company), (e) fraud, money laundering, bribery, misappropriation or embezzlement, (f) commission of a crime which, if applicable Law provides for a gradation of criminal offences, constitutes a felony or equivalent under applicable Law, (g) material violation of the Company’s compliance policies and/or conflicts of interest policy, and/or expense reimbursement policies of the Company or engaging in activities that compete with the Business (whether directly or indirectly), (h) material breach of any employment contract or similar contract with the Company, or any covenant not to compete in favor of the Company, (i) drug testing revealing drug usage in violation of Company policy and/or applicable Law and/or reporting to work under the influence of alcohol, (j) obtaining of any personal profit not disclosed in full to and approved by the Board in connection with any transaction entered into by, or on behalf of, the Company, (k) commission of sexual harassment of any employee or workmen or personnel of the Company, or (l) being an undischarged insolvent under Law.
“CEO” means the chief executive officer of the Company.
“CFO” means the chief financial officer of the Company, who shall manage the financial matters of the Company.

“Closing” has the meaning assigned in the SSPA.
“Co-Developer Business” means (i) the rights and obligations of STIPL under the STIPL Lease Documents, including the resulting leasehold interests over the land which is the subject matter thereto; (ii) the lease of property to the Company by STIPL pursuant to the terms and subject to the conditions of the STIPL-Company Lease Deeds; and (iii) the operation of and maintenance of the building thereon that is utilized by the Company in the conduct and operation of the Business, and other assets and liabilities relating thereto, which are reflected in Schedule 13 to the SSPA, as of March 31, 2021.
“Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means, with respect to an entity, having the power to direct the affairs of the entity by reason of (a) having the power to elect or appoint, through ownership, membership or otherwise, either directly or indirectly, more than fifty percent (50%) of the board of directors or other governing body of the entity, (b) owning or controlling the right to vote more than fifty percent (50%) of the shares of voting stock or other voting Equity Interests of the entity or (c) having the right to direct the general management of the affairs or policies of the entity by contract or otherwise.
“Controlling Person” means, with respect to a particular Person, the Person which, as of the date hereof, ultimately Controls directly or indirectly, such Person.
“Equity Interest” means, irrespective of any voting rights, a share of stock with respect to a corporation, a partnership interest with respect to a partnership, a limited liability company interest with respect to a limited liability company, a share with respect to a company limited by shares or any comparable interest with respect to any other entity.
“Equity Shares” means the ordinary, fully paid up voting equity shares of the Company, having a par value of INR 10 each.
“Governmental Authority” means (a) any supranational, national, state, city, municipal, county or local government, governmental authority or political subdivision thereof; (b) any agency or instrumentality of any of the authorities referred to in (a) above; (c) any regulatory or administrative authority, body or other similar organisation, to the extent that the rules, regulations, standards, requirements, procedures or orders of such authority, body or other organisation have the force of Law; (d) any court or tribunal having jurisdiction; (e) the governing body of any stock exchange(s); (f) any government-owned or controlled entity, (including state-owned or state-controlled businesses or quasi-government entities); (g) any political party; (h) any royal family recognised by a national or federal government; or (i) any public international organization (e.g., the World Bank or Red Cross).
“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of [●], between the Company, Sanmina, and Reliance.
“Law” means all statutes, enactments, acts of legislature or the parliament, laws (including with respect to tax), regulations, ordinances, notifications, rules, judgments, orders,

decrees, by-laws, resolutions, directives, guidelines, policies, requirements, or other governmental restrictions or any similar form of decision of, or determination by, or any interpretation or adjudication having the force of law of any of the foregoing, by any concerned Governmental Authority having jurisdiction over the matter in question.
“Lien” means any mortgage, pledge, deed of trust, claim, security interest, encumbrance, burden, lease, retention of title, interest, option, right of first offer, proxy or other restriction or limitation of any nature whatsoever, whether existing or agreed to be granted or created.
“Ordinary Course of Business” means an action which is taken in the ordinary course of the normal day-to-day operations of the Person taking such action including all significant activities associated therewith, in each case consistent with the customary commercial practices of such Person and adhering to generally accepted industry practices, which industry, for the purposes of the Company and each of its Subsidiaries, means the provision of manufacturing and global supply chain solutions on an integrated basis to Original Equipment Manufacturers (OEMs). For the avoidance of doubt, the normal day-to-day operations and/or significant activities of the Company and each of its Subsidiaries include the following, all of which shall be deemed to be in the s ordinary course of business of the Company and each of its Subsidiaries: sourcing of raw materials and production inputs, negotiation of customer and supplier agreements, allocation of resources, plant operating practices and procedures, pricing of goods and services, onboarding new customers and customer programs, customer and supplier relationships, customer disengagements, acquisition and disposition of capital equipment, and compensation of Officers and other employees in each case consistent with standards and operating procedures generally implemented by other leading integrated manufacturing services companies that provide manufacturing and global supply chain solutions to Original Equipment Manufacturers (OEMs).
“Permitted Transferee” means, with respect to each Shareholder, any Affiliate of such Shareholder, and with respect to Reliance only also includes [***], [***], [***] or any senior employee of Reliance or any of its Affiliates, solely to meet minimum shareholder requirements under Law.
“Person” means any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, organization similar to the foregoing, Governmental Authority or other entity of any nature whatsoever.
“Qualifying Shareholder” means any Shareholder (together with its Permitted Transferees) with a total aggregate holding of Equity Shares equal to at least the Threshold Amount.
“Reliance Director” means a director appointed or retained by Reliance pursuant to the Shareholders’ Agreement.
“Sanmina Services Agreement” means the Services Agreement, dated as of the date of this Agreement, between the Company and Sanmina regarding certain services provided by Sanmina to the Company.

“Secretary” means the company secretary of the Company.
“Shareholder” means a holder of Equity Shares.
“SSPA” means the Share Subscription and Purchase Agreement, dated as of [●], between the Company, Sanmina, Reliance and Sanmina Singapore.
“STIPL” means Sanmina-SCI Technology India Private Limited.
“STIPL-Company Lease Deeds” mean, together, that certain: (i) Lease Deed between STIPL and the Company dated June 19, 2019 relating to Plot No. 1, SIPCOT Industrial Growth Centre, Oragadam, Kancheepuram, Tamil Nadu, 602105; and (ii) Lease Deed between STIPL and the Company dated June 19, 2019 relating to Plot No. OZ-1, SIPCOT High Tech SEZ, Oragadam, Sriperumbudur Taluk, Kancheepuram District, Tamil Nadu, 602105.
“STIPL Lease Documents” means that certain Lease Deed dated August 22, 2008 between State Industries Promotion Corporation of Tamil Nadu Limited and STIPL and/or the Letter of Allotment dated September 27, 2007 issued by State Industries Promotion Corporation of Tamil Nadu Limited to STIPL.
“STIPL Undertaking” means the conduct and operation of the business of STIPL prior to the Closing Date excluding the Co-Developer Business.
“Subsidiary” means, with respect to any Person other than an individual, any other Person (other than an individual) Controlled by such first Person.
“Territory” means the Republic of India.
“Third Party” means any Person other than (a) Reliance, (b) Sanmina, (c) the Company, or (d) any of their respective Affiliates.
“Threshold Amount” means Equity Shares representing [***]% of the issued and outstanding Equity Shares.
“Transaction Documents” has the meaning assigned in the SSPA.
“Transfer” means to sell, assign, transfer, bequeath, distribute, convey, dispose, mortgage, pledge, or make subject to a Lien, whether voluntarily, involuntarily or by operation of Law, and whether directly or indirectly (and “Transferable” and “Transferee” and any other correlative terms shall be construed accordingly).
Section 1.2    Interpretation.
(a)    As used in this Agreement, any references to:
(i)    the Preamble or the Recitals, Articles, Sections, or Schedules are references to the Preamble or a Recital, Article, or Section of, or Schedule to, this Agreement, unless stated otherwise;

(ii)    any Governmental Authority include any successor to such Governmental Authority;
(iii)    INR, Rs, or Rupees are to the lawful currency of India;
(iv)    any Person include any successor to such Person; and
(v)    any Law include, except where otherwise stated, (A) such Law as amended, consolidated, or re-enacted from time to time, and (B) any subordinate legislation, rule or regulation made under such Law (as so amended, consolidated, or re-enacted).
(b)    References in this Agreement to “Reliance,” “Sanmina,” the “Company,” or a “Party” will, unless the context otherwise requires, mean each respective Party’s successors and permitted assigns.
(c)    The words “include,” “includes,” and “including” are deemed to be followed by the phrase “without limitation.”
(d)    The definitions given for terms in Section 1.1 and elsewhere in this Agreement apply equally to both the singular and plural forms of the terms defined.
(e)    Whenever the context may require, any pronoun and variations of any such pronoun will include the corresponding singular, plural, masculine, feminine, and neuter forms.
(f)    References in this Agreement to any other agreement or document are deemed to be references to such agreement or document as it may be amended, restated, or otherwise modified or revised from time to time.
(g)    The headings in this Agreement are included for the purposes of convenience only and do not affect the construction or interpretation of any provision of this Agreement.
(h)    The Parties have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
(i)    Schedule 1 constitutes an integral part of this Agreement.
(j)    The words “directly or indirectly” and “directly and/or indirectly” mean directly or indirectly through one or more intermediary Persons or through contractual or other legal arrangements, and “direct or indirect” and “direct and/or indirect” shall have the correlative meanings, respectively.
(k)    Where any number of days or Business Days are prescribed in this Agreement or in any document executed pursuant to the terms of this Agreement, the same shall be reckoned exclusively of the first day or Business Day, as the case may be, and inclusively of the last day or last Business Day.
(l)    References to days (not being specified as Business Days), months and years are to calendar days, calendar months and calendar years, respectively.
(m)    References to books, records, or other information means books, records or other information in any form, including paper, film, electronically stored data, microfilm.
(n)    Where the performance of any obligation by a Party under this Agreement (“Subject Obligation”) requires any Approvals in order for the Subject Obligation to be performed, then the Subject Obligation shall be deemed to include the obligation to apply for, obtain, maintain and comply with the terms of such Approvals.
ARTICLE II

MANAGEMENT OF THE COMPANY
Section 2.1    Day to Day Operation of the Company. Pursuant to the terms and subject to the conditions hereof, and subject to applicable Law, for as long as it remains a Qualifying Shareholder, Sanmina shall have the sole right and discretion to make all decisions affecting matters in the Ordinary Course of Business of the Company, in accordance with and in a manner as set out in this Agreement, provided that any capital funding needs of the Company shall be handled as set forth in the Shareholders’ Agreement. Except as otherwise stated in the Shareholders’ Agreement, there will be no constraints on Sanmina's sole right and discretion to make all decisions affecting matters in the Ordinary Course of Business of the Company.
Section 2.2    Sanmina Obligations. Sanmina shall cause its personnel to perform its obligations under this Agreement.
Section 2.3    Officers Generally.
(a)    Subject to the provisions of Section 3.7 of the Shareholders’ Agreement, Sanmina shall have the sole right and discretion to determine, for as long as Sanmina is a Qualifying Shareholder, the individuals for appointment as the principal officers and other senior management personnel of the Company (each such Person, an “Officer”), which shall include the CEO, the CFO, and the Secretary, and any such other Officers as Sanmina may deem fit (and where the appointment of such Officer is to be considered by the Board, Reliance shall procure that the Reliance Directors vote to approve the appointment of such Persons as recommended by Sanmina) provided that, in addition to the consultation rights in Section 3.7 of the Shareholders’ Agreement, the appointment of the CFO (or other comparable position regardless of title) shall, for as long as Reliance is a Qualifying Shareholder be subject to the prior approval of Reliance (which approval shall not be unreasonably withheld).
(b)    For as long as Sanmina is a Qualifying Shareholder, Sanmina will oversee and coordinate the recruitment and hiring of the senior management of the Company,

including Officers, having the skills, qualifications, and experience for the position to be filled, as determined by Sanmina in good faith to be appropriate for the Company.
Section 2.4    Removal of Officers.
(a)    Subject to the provisions of Section 3.7 of the Shareholders’ Agreement, the Board shall have the power to remove or replace (provided that any replacement of the CFO shall be subject to Section 2.3(a) of this Agreement) any Officers for Cause.
(b)    Subject to the provisions of Section 3.7 of the Shareholders’ Agreement and to the terms of any applicable employment agreement or other requirements of applicable Law, for as long as Sanmina is a Qualifying Shareholder, Sanmina shall have the sole right and discretion to remove or replace any Officer at any time and for any reason or no reason (provided that any replacement of the CFO shall be subject to Section 2.3(a)), in which case (to the extent required) the Board shall take such action as is required to remove such Officer.
Section 2.5    Powers and Duties of Officers.
(a)    Each Officer shall exercise such powers (i) as contained in his or her contract of employment, if any, and (ii) as may be specified to each such Officer by Sanmina, subject in the case of both (i) and (ii) to the control, direction, and supervision of Sanmina.
(b)    The CEO shall (i) have general charge of the business and affairs of the Company, and (ii) manage the day-to-day operations of the Company in the Ordinary Course of the Business.
(c)    The Secretary shall (i) act as secretary of all meetings of Shareholders and the Board and keep a record of all such meetings in books provided for that purpose, (ii) cause all notices to be delivered in accordance with the Company’s Articles of Association and as required by Law, and (iii) have such other powers and duties as Sanmina may from time to time prescribe or as otherwise provided in this Agreement, subject at all times to the scope of the functions of a Secretary under the Act.
(d)    The provisions of Article II shall apply mutatis mutandis to the Subsidiaries of the Company.
ARTICLE III

CONDUCT AND MANAGEMENT OF THE BUSINESS
Section 3.1    Management Generally. Sanmina shall endeavor to manage and operate the Business through the Company in a manner that maximizes the Company’s growth and profitability and integrates it within the activities of Sanmina and its Affiliates and creates opportunities for the Company to manufacture products within the scope of the Shareholders’ Agreement that Sanmina’s and its Affiliates’ customers desire to be manufactured in the Territory, including approaching and/or catering and/or servicing (i) customers in the Territory for the manufacture of such products in the Territory for sale in the Territory and for export throughout the world and (ii) customers elsewhere in the world for the manufacture of such products in the Territory for the sale of such products to such customers. Sanmina shall operate the Business with the same level of skill, care and attention that Sanmina applies to its wholly owned subsidiaries that are similarly situated.

ARTICLE IV

CONSIDERATION
Section 4.1    Consideration. The consideration for this Agreement shall be as provided in the Sanmina Services Agreement.
ARTICLE V

TERM; TERMINATION
Section 5.1    Term. Subject to the provisions of Section 5.2, the initial term of this Agreement shall be for ten (10) years commencing on the date of the Closing and, unless otherwise earlier terminated in accordance with the terms hereof, shall automatically renew thereafter for an additional ten (10) year term.
Section 5.2    Termination.
(a)    This Agreement may be terminated at any time by the mutual agreement of the Parties.
(b)    This Agreement shall automatically terminate upon the termination of the Shareholders’ Agreement.
(c)    This Agreement shall automatically terminate at such time as Sanmina ceases to be a Qualifying Shareholder.
Section 5.3    Conditionality. Each Party’s rights and obligations under this Agreement are subject to the consummation of the Closing. If the Closing is not consummated pursuant to the terms of the SSPA, this Agreement will automatically be null and void and with no force or effect.
ARTICLE VI

MISCELLANEOUS
Section 6.1    Notices. All notices, requests, claims, demands, or other communications under this Agreement to a Party shall be in writing and shall be deemed to have been duly delivered or given, as the case may be, (a) on the Business Day sent, when delivered by hand, facsimile transmission (with confirmation) or electronic mail (with reasonable evidence of transmission) during normal business hours, or (b) on the third Business Day following the Business Day of sending, if delivered by internationally recognized express courier, in each case, to such Party at its address (or number) set forth in Schedule 1 or such other address (or number) as the Party may specify by notice to the other Parties in writing in the manner set forth in Schedule 1. Copies of all notices provided by (a) the Company Group to a Shareholder, and (b)

any Shareholder to the Company Group, shall be provided concurrently with each other Shareholder (but for the avoidance of doubt such copy shall not constitute notice itself).
Section 6.2    Inconsistency. If the provisions of this Agreement are inconsistent with the provisions of the Shareholders’ Agreement, then any such inconsistency shall be resolved in a manner to reflect the essential elements of the agreement of Reliance and Sanmina with respect to their interests in the Company as contemplated by the Transaction Documents with the understanding, that it is the intent of the Parties that Sanmina will have the sole right and discretion to make all decisions affecting matters in the Ordinary Course of Business of the Company set forth in this Agreement, subject in all cases to protections afforded to Reliance by the Section 3.5 of the Shareholders’ Agreement and as otherwise may be provided by applicable Law.
Section 6.3    Costs and Expenses. Each Party shall bear all costs and expenses incurred by such Party in connection with this Agreement and the transactions contemplated by this Agreement, except as otherwise expressly provided herein.
Section 6.4    Assignment. This Agreement (and the rights and obligations hereunder) shall not be assignable or otherwise Transferable by any Party, other than to a Transferee in connection with a Transfer of Shares that complies with any applicable Transfer restrictions and conditions, in this Agreement or otherwise, without the prior written consent of the other Parties, and any purported assignment or other Transfer without such consent shall be null and void ab initio. This Agreement shall inure to the benefit of and be binding upon each Party and each Party’s successors, heirs, permitted assigns, and legal representatives.
Section 6.5    Effect of Waiver or Consent. A failure or delay in exercising any right in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right will not be presumed to preclude any subsequent or further exercise of that right or the exercise of any other right. Any modification or waiver of any provision of this Agreement will not be effective unless made in writing. Any such waiver shall be effective only in the specific instance and for the purpose given. Any waiver shall not create any right of a Party benefiting from such waiver to receive any similar (or any other) waiver in the future, and shall not create any right of any other Party to receive a waiver, whether in a similar circumstance or in any other circumstance, and whether or not the waiver sought by such Party is similar to a waiver obtained by any other Party.
Section 6.6    Amendment. Any provision of this Agreement may only be amended through the execution and delivery of a written instrument by all the Parties.
Section 6.7    Authority. Nothing in this Agreement is or shall be deemed to (a) make any Party or any employee of such Party the agent, employee, or partner of any other Party, or (b) provide any Party or any employee of such Party with the authority to act on behalf of any other Party or to bind any other Party to any contract, agreement or other similar legally binding obligation, except for the authority of Officers to bind the Company, as provided pursuant to Article II.

Section 6.8    Governing Law. This Agreement and its enforcement shall be governed by, and construed and enforced in accordance with, the Laws of England and Wales, without regard to any conflicts-of-laws principles that would cause the application of Laws of any jurisdiction other than those of England and Wales.
Section 6.9    Further Assurances; Regulatory Approvals. Each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the intention of the Parties as expressed in this Agreement, including (a) voting its Equity Shares to give effect to the provisions of this Agreement and (b) cooperating, consulting with the other Parties, and using its reasonable efforts to (i) promptly prepare and file all applications and documents relating to, and (ii) obtain as promptly as practicable, in each case ((i) and (ii)), all consents or approvals from any Governmental Authorities or other Third Parties, in each case as required in connection with this Agreement or the conduct of the Business.
Section 6.10    Severability. If any one or more of the provisions of this Agreement is illegal, invalid or unenforceable, then the remaining provisions of this Agreement will be unimpaired, and each illegal, invalid or unenforceable provision will be replaced by a mutually acceptable provision, which being legal, valid, and enforceable, comes closest to the intention of the Parties underlying the illegal, invalid or unenforceable provision.
Section 6.11    Contracts (Rights of Third Parties) Act 1999. A Person who is not a party has no right to enforce any term of this Agreement under the UK Contracts (Rights of Third Parties) Act 1999.
Section 6.12    Non-Liable Persons. Only the Parties shall have any obligation or liability under this Agreement. Notwithstanding anything that may be expressed or implied in this Agreement, no recourse under this Agreement shall be had against any current or future Affiliate of Reliance or Sanmina, any current or future direct or indirect shareholder, member, general or limited partner, Controlling Person or other beneficial owner of Reliance or Sanmina or any such Affiliate, any of their respective members, partners, Controlling Persons, Directors, officers, employees, consultants, accountants, legal counsel, advisors, agents and other representatives, or any of the successors and assigns of each of the foregoing (collectively, “Non-Liable Persons”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person for any obligation of Reliance or Sanmina under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.
Section 6.13    Counterparts. This Agreement may be executed in more than one counterpart, each of which upon execution and delivery will constitute an original and all of which when taken together will constitute one agreement.

Section 6.14    Incorporation by Reference. The provisions of Section 10.10 (Confidentiality) and Article XIV (Arbitration) of the Shareholders’ Agreement shall apply to this Agreement and are incorporated by reference mutatis mutandis as if set forth at length in this Agreement. For the avoidance of doubt, this Agreement is a Transaction Document as defined in the Shareholders’ Agreement.
Section 6.15    Entire Agreement. This Agreement and the other Transaction Documents (including all Schedules, Exhibits, Annexes, and other attachments to this Agreement and such other Transaction Documents) constitute the entire agreement and understanding of the Parties as to their subject matter, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to such subject matter.
[remainder of page intentionally left blank; signature page S-1 follows]

EXECUTED as an agreement as of the date first written above.

SANMINA CORPORATION

By:
Name:
Title:

SANMINA-SCI SYSTEMS SINGAPORE PTE LTD.

By:
Name:
Title:

SANMINA-SCI INDIA PRIVATE LTD

By:
Name:
Title:

RELIANCE STRATEGIC BUSINESS VENTURES LIMITED

By:
Name:
Title:

[Signature Page to Management Services Agreement]
S-1

Schedule 1
Notices
If to Sanmina Corp, Sanmina Singapore, or the Company:

Name:    [***]

Address:    [***]

Attention:    [***]

Email:    [***]

with a copy (which shall not constitute notice) to:

Name:     [***]

Address:    [***]

Attention:    [***]l

Email:    [***]

If to Reliance:

Name:    [***]

Address:    [***]

Attention:    [***]

Email:    [***]

with a copy (which shall not constitute notice) to:

Address:    [***]

Attention:    [***]

Email:    [***]

with a copy (which shall not constitute notice) to:
Schedule 1

Address:    [***]

Attention:    [***]

Email:    [***]

Annex A-2